Exhibit 99.8

Alps Life Sciences Inc

89 Nexus Way, Camana Bay, Grand Cayman

KY1-9009, Cayman Islands.

April 25, 2025

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Alps Global Holding Pubco

Registration Statement on Form F-4, Amendment No. 3

Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Alps Life Sciences Inc, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s submission on the date hereof of Amendment No. 3 to its registration statement on Form F-4 (the “Registration Statement”) relating to a proposed initial public offering and listing in the United States of the Company’s ordinary shares.

The Company has included in the Registration Statement its audited financial statements, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, as of May 31, 2024, representing the financial period of April 11, 2024 (date of incorporation) to May 31, 2024. The Company has also included the following financial statements of its subsidiaries:

●	Audited Consolidated Financial Statement for Alps Global Holding Berhad as on March 31, 2024.

The Company respectfully requested that the Commission waive the requirement of Item 8.A.4 of Form 20-F (the “Waiver Request”), which states that in the case of a company’s initial public offering, the registration statement on Form F-4 must contain audited financial statements of a date not older than 12 months from the date of the filing (the “12-Month Requirement”).

The Company is submitting this Waiver Request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” In addition, in International Reporting and Disclosure Issues in the Division of Corporation Finance, dated November 1, 2004 (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), at Section III. B. c), staff of the Commission notes that: “the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.

In connection with the Waiver Request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that the audited financial statements of Alps Global Holding Berhad for the year ended March 31, 2025 will be available until June 30, 2025.

5.	In no event will the Company seek effectiveness of its registration statement on Form F-4 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

Alps Life Sciences Inc

By:	/s/ Dr. Tham Seng Kong
Dr. Tham Seng Kong
Director